AMENDMENT NO. 1

to

FORBEARANCE AGREEMENT

This **AMENDMENT NO. 1** (this "Amendment") to the **FORBEARANCE AGREEMENT** (the "Agreement"), dated January 15, 2009 by and among **TXP CORPORATION**, a Nevada corporation (the "Company") and **YA GLOBAL INVESTMENTS, L.P.** ("YA Global") is made effective as of February 17, 2009. Capitalized terms used but not defined herein shall have the meaning given thereto in the Agreement.

WHEREAS, the parties hereto desire to amend certain provisions of the Agreement as more fully described herein;

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and YA Global hereby agree as follows:

1. **Amendments**.
   a. Sections 5(a)(ii)-(iv) of the Agreement are hereby amended and restated in their entirety to read as follows:

      ii. Implement an acceptable cost cutting/growth plan approved by YA Global no later than February 27, 2009.

      iii. Enter into an agreement acceptable to YA Global with Cambridge Industries Group ("CIG") by February 27, 2009 pursuant to which products representing at least $2,000,000 of the Company's current and future orders will be manufactured and supplied at prices which result in average profit margins to the Company of at least 25%.

      iv. Enter into an agreement acceptable to YA Global with CIG by February 27, 2009 pursuant to which CIG agrees to fund the Company's iPhotonics ONT operations per the agreed upon cost cutting/growth plan as referenced in Section 5(a)(ii) above through March 31, 2009 by paying the production margin proceeds from described in Section 5(a)(iii) above in advance.

   b. Section 5(b) of the Agreement is hereby amended and restated in its entirety to read as follows:

      (b) Budgets. The Company shall enter into payment arrangements and/or standstill agreements to satisfy all of its accounts payable and provide to YA Global a budget (the "Budget") detailing such payments and arrangements on terms that are acceptable to YA Global by February 27, 2009.

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c. Section 5(c) of the Agreement is hereby amended and restated in its entirety to read as follows:

(c) Deposit Control Account. Reference is made to the Control Account Agreement (the "Control Account Agreement") dated August 6, 2008, among Comerica Bank, a national banking association ("Bank"), the Company and YA Global. On December 11, 2008, YA Global exercised its rights pursuant to the Control Account Agreement to direct the disposition of the Deposits (as defined in the Control Account Agreement) in the Control Account (as defined in the Control Account Agreement). Upon delivery to YA Global of evidence, acceptable to YA Global in its sole discretion that Marcia Allen and John Egers are the only persons authorized to direct the disposition of the Deposits in the Control Account, YA Global shall notify the Bank that it is releasing its notice of exclusive control; provided, however, that the Control Account Agreement shall remain in place. The Company hereby agrees that it will not (x) authorize any persons other than Marcia Allen and John Egers to direct the disposition of the Deposits in the Control Account or (y) open or cause to be opened any cash accounts whether with the Bank or any other bank without YA Global's prior written consent. YA Global hereby acknowledges that the Company has opened an account (Account No. 110033420) at State Bank and Trust Company (the "State Bank Account"). The Company hereby agrees that it will not deposit or allow to be deposited any money into the State Bank Account until the Company, YA Global and State Bank and Trust Company have entered into a control account agreement acceptable to YA Global in its sole discretion.

2. Miscellaneous.

a. The parties hereto acknowledge and agree that, other than as set forth in this Amendment, the Agreement remains unchanged and in full force and effect.

b. This Amendment may be executed in several counterparts, each of which will be deemed to be an original and all of which will together constitute one and the same instrument.

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IN WITNESS WHEREOF, this Agreement is executed and delivered as of the day and year first above written.

TXP CORPORATION

By: ______________________________

Name: MICHAEL C. SHORES

Title: Chief Executive Officer

YA GLOBAL INVESTMENTS, L.P.

By: Yorkville Advisors, LLC

Its: Investment Manager

By: ______________________________

Name: Troy Rillo

Title: Sr. Managing Director